Exhibit 99.1

EXPRESSJET ANNOUNCES BOARD NOMINATION

            HOUSTON, Feb. 24, 2009 -- ExpressJet Holdings, Inc. (NYSE: XJT) announced today that it intends to nominate Alan Freudenstein to its Board of Directors at the 2009 Annual Meeting of Stockholders or promptly thereafter depending on the occurrence of certain events.

            The nomination is part of an agreement between ExpressJet andCredit Suisse Securities (USA) LLC entered into on February 23, 2009.  The entire agreement will be filed as an exhibit with the Securities and Exchange Commission on Form 8-K as soon as reasonably possible after this release.  Credit Suisse will also file an amendment to their current Schedule 13-D filing reflecting the terms of the agreement.

            Currently, ExpressJet intends to nominate Mr. Freudenstein as a Class II director with a term expiring at the Company’s 2012 Annual Meeting of Stockholders.  Mr. Freudenstein’s nomination as a Class II director will depend on the occurrence of certain events as outlined in the agreement.  ExpressJet anticipates that Mr. Freudenstein will also serve on ExpressJet’s Audit Committee during his tenure on the Board of Directors.

            Alan Freudenstein is a Managing Director of Credit Suisse where he manages private equity investments on behalf of the investment bank.  Mr. Freudenstein currently serves as a director of a number of companies, including:  ICON Health & Fitness, US Health Group, ENSYN Renewables Inc., ESP Technologies Corp and DynamicOps LLC.

            Mr. Freudenstein received a B.A. from The Johns Hopkins University in Economics and an M.B.A. from the University of Chicago.

            Promptly after filing its definitive 2009 Proxy Statement for the Annual Meeting with the SEC, the Company will mail the definitive 2009 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting.  WE URGE INVESTORS TO READ THE 2009 PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain, free of charge, copies of the 2009 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website at www.sec.gov, at the Company’s website at www.expressjet.com or by contacting Kristy Nicholas at 832.353.1409 or via email at kristy.nicholas@expressjet.com.

Corporate Background

            ExpressJet Holdings operates several divisions designed to leverage the management experience, efficiencies and economies of scale present in its subsidiaries, including ExpressJet Airlines, Inc. and ExpressJet Services, LLC.  ExpressJet Airlines serves 127 scheduled destinations in North America and the Caribbean with approximately 1,000 departures per day.  Operations include a capacity purchase agreement for Continental; providing clients customized 41-seat and 50-seat charter options; and supplying third party aviation and ground handling services.  For more information, visit www.expressjet.com.

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            This release contains forward-looking statements.  Statements including words such as "believes," "intends," "plans," "anticipates, “estimates," "projects," "expects" or similar expressions represent forward-looking statements that are based on the Company’s expectations in light of facts known by management on the date of this release.  Specifically, statements regarding ExpressJet’s future results of operations, operating costs, business prospects, growth and capital expenditures, including plans with respect to its fleet, are forward-looking statements.  The forward-looking statements in this release reflect the Company’s plans, assumptions and expectations about future events and are subject to uncertainties, many of which are outside ExpressJet’s control.  Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks.  The five key areas of the known risks that could significantly impact the company’s revenues, operating results and capacity include: operations under the Company’s capacity purchase agreement with Continental Airlines, Inc. may no longer be profitable; charter operations and other aviation services may affect ExpressJet’s ability to operate profitably; rising costs, a global, economic recession and the highly competitive nature of the airline industry; the profile of the Company’s current shareholders; and regulations, including listing regulations for publicly traded companies, and other factors.  For further discussions of these risks and others, please see the sections entitled "Risk Factors", as well as other sections, of ExpressJet’s filings with the Securities and Exchange Commission.  The events described in the forward-looking statements might not occur or might occur to a materially different extent than described in this release.  ExpressJet undertakes no duty to update or revise any of forward-looking statements, whether as a result of new information, future events or otherwise.

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